Exhibit 99.1

Northern Oil and Gas, Inc. Announces Closing of VEN Bakken Acquisition,

Acquired Assets Outperforming Prior Expectations

MINNEAPOLIS, MINNESOTA — July 2, 2019 — Northern Oil and Gas, Inc. (NYSE American: NOG) (“Northern”) announced today that it has closed on the previously announced acquisition of properties owned by VEN Bakken, LLC, a wholly owned subsidiary of Flywheel Bakken, LLC, in the core of the Williston Basin. The acquired assets are outperforming Northern’s initial estimates with an increase in both current producing wells and wells in process.

HIGHLIGHTS

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Production from the acquired assets is now expected to average approximately 6,650 barrels of oil equivalent (“Boe”) per day in the third quarter of 2019 and approximately 7,000 Boe per day in the fourth quarter of 2019, an increase from Northern’s prior estimate of 6,600 Boe per day (2-stream).

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The acquired assets now consist of 87.8 net producing wells, an increase of 0.9 net wells, and 4.1 net wells in process, an increase of 1.4 net wells. In addition, Northern now estimates that the acquired assets include an additional 45.6 net undrilled locations of future drilling inventory.

MANAGEMENT COMMENT

“The VEN Bakken acquisition has closed exactly on schedule and is performing better than our initial forecast,” commented Northern’s Chief Executive Officer, Brandon Elliott. “These assets will help drive our debt adjusted cash flow per share higher and our general and administrative expenses per barrel lower. We have also helped to protect the additional cash flows from operations with the hedges we put in place at the time of the announcement.”

Additional information regarding this previously announced acquisition can be found on Northern’s Investor Relations website at https://ir.northernoil.com/ including the press release and presentation that were released in conjunction with the acquisition announcement on April 22, 2019.

ABOUT NORTHERN OIL AND GAS

Northern Oil and Gas, Inc. is an exploration and production company with a core area of focus in the Williston Basin Bakken and Three Forks play in North Dakota and Montana.

More information about Northern Oil and Gas, Inc. can be found at www.NorthernOil.com.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this press release regarding Northern’s financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Northern’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in crude oil and natural gas prices, the pace of drilling and completions activity on Northern’s properties, Northern’s ability to acquire additional development opportunities, changes in Northern’s reserves estimates or the value thereof, general economic or industry conditions, nationally and/or in the communities in which Northern conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, Northern’s ability to raise or access capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting Northern’s operations, products, services and prices.

Northern has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Northern’s control. Northern does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

CONTACT:

Nicholas O’Grady

Chief Financial Officer

(952) 476-9800

ir@northernoil.com

Source: Northern Oil and Gas, Inc.